U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): September 20, 2005

                                 CITY CAPITAL CORPORATION
                     (Exact Name of Company as Specified in Its Charter)

          Nevada                    814-00686               20-0420885
(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                   Identification No.)

     2535 Pilot Knob Road, Suite 118, Mendota Heights, Minnesota      55120
        (Address of Principal Executive Offices)                   (Zip Code)

         Company's telephone number, including area code:  (651) 452-1606



              (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS (SEE PAGE 21)

     Effective on September 20, 2005, the Company's board of directors has appointed Joseph V. Donahue to the board of directors. There are no arrangements or understandings pursuant to which the new director was appointed selected as a director. The board of directors has not yet determined the committees of the board of directors to which Mr. Donahue will be named; when such a determination is made, then an amended Form 8-K will be filed.

     There is no transaction, or proposed transaction, to which the Company was or is to be a party, in which Mr. Donahue, or any of his immediate family, had or is to have a direct or indirect material interest.

     A press release announcing this appointment to the board of directors is attached as Exhibit 99.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       City Capital Corporation



Dated: September 26, 2005              By: /s/  Gary Borglund
                                       Gary Borglund,
                                       President/Secretary/Treasurer


                                    EXHIBIT INDEX

Number              Description

99   Press Release issued by the Company, dated September 20,
     2005 (filed herewith).

                                  EX-99
                              PRESS RELEASE

City Capital Corporation Elects Joseph V. Donahue to Board of
Directors

MENDOTA HEIGHTS, Minn., Sept. 20, 2005 (PRIMEZONE) -- City Capital Corporation (OTCBB:CCCN) announced today that Joseph V. Donahue has been elected to its board of directors.

Mr. Donahue is a private investor and serves as an advisor, director or officer of a number of companies focused on opportunities in China and Latin America. He is president of Donahue & Associates, a corporate advisory firm founded in 1993 which is headquartered in Connecticut.

"Joe can be very helpful to City Capital in assisting in the implementation of our China strategy. Several very interesting investment opportunities have been identified which we are presently considering. China is, of course, a huge growth market and Joe can help to make sure that we are aligned with the right people and don't stub our toes," said City Capital President & CEO Gary Borglund.

Mr. Donahue is Co-President of Greater Beijing Development Corporation, a real estate development company and President of China Gateway Capital Corporation, an investment and advisory firm focused on capital raising for middle market Chinese companies and market development in China for medium sized U.S. and other international companies. Both companies are incorporated in Delaware with offices in Connecticut, Panama and Beijing. Their boards include prominent individuals with backgrounds in Chinese political and economic life.

Mr. Donahue is also a director, major shareholder and chief financial officer of PanAm Development Corporation, a Panamanian holding company engaged in real estate development, telecommunications, manufacturing, construction materials, hydroelectric power generation and free trade zone businesses in Peru, the Dominican Republic and Panama.

About City Capital Corporation:

City Capital is a Business Development Company (BDC) authorized by
Section 54(a) of the Investment Company Act of 1940 to make loans and equity investments in developing business enterprises. As a BDC, the Company is authorized to raise up to $5 million of capital every 12 months with expedited share registrations on Form 1E, which generally are effective within 10 days of filing. The Company proposes to grow by using capital from public stockholders to invest in companies with strong balance sheets, prospects for high profit margins, and solid management teams in place. Stockholders will be provided the liquidity of a publicly traded stock while participating in the benefits of investing in privately owned growth companies. The Company is currently focused on investments in companies with solid positions in rapidly appreciating commodities that can be quickly translated into high-margin revenues.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in City Capital Corporation's. Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at http://www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:  City Capital Corporation
          Gary Borglund
          651-452-1606
          www.citycapitalcorp.net